As filed with the Securities and Exchange Commission on December 23, 2004
                                           Registration statement No. 333-118883

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                          AMENDMENT NO. 3 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                             VALLEY COMMERCE BANCORP
                 (Name of small business issuer in its charter)

                            -------------------------

          California                       6022                  46-1981399
  (State or jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                200 South Court Street, Visalia, California 93291
                                 (559) 622-9000
          (Address and telephone number of principal executive offices and principal place of business)

                                Donald A. Gilles
                      President and Chief Executive Officer
                             Valley Commerce Bancorp
                             200 South Court Street,
                            Visalia, California 93291
                                 (559) 622-9000
            (Name, address and telephone number of agent for service)

                                   Copies to:

            Thomas G. Reddy
            Keith D. Ungles                           Alan B. Spatz
         Bingham McCutchen LLP                       Troy & Gould PC
       Three Embarcadero Center             1801 Century Park East, 26th Floor
    San Francisco, California 94111               Los Angeles, CA 90067
            (415) 393-2000                            (310) 553-4441

                            -------------------------

   Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable following the effective date of this registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee

==================================================================================================================
   Title of each class of                                      Proposed maximum
securities being registered    Amount to be registered     aggregate offering price     Amount of registration fee
------------------------------------------------------------------------------------------------------------------
 Common stock, no par value (1)      $8,450,000                 $8,450,000 (2)                    $0.00 (3)
==================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2) Provided in accordance with Rule 457(o) under the Securities Act, solely for the purpose of calculating the registration fee.

(3) Excludes $994.57 that was previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers and other agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

As permitted by the California General Corporation Law, the registrant's bylaws provide that the registrant shall indemnify its directors, officers and other agents to the fullest extent permitted by law. The bylaws also permit the registrant to secure insurance on behalf of any officer, director or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. The registrant carries officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by Valley Commerce Bancorp (the "registrant") in connection with the offering of the securities being registered, other than the underwriting discounts and commissions. All of the amounts are estimates except for the SEC registration fee, the NASD filing fee.

SEC registration fee............................................. $  1,078.22
NASD filing fee..................................................    1,345.00
Blue Sky fees and expenses.......................................   26,000.00
Printing and engraving expenses..................................   30,000.00
Legal fees and expenses..........................................  255,000.00
Accounting fees and expenses.....................................   90,000.00
Underwriter's fees and expenses..................................   70,000.00
Transfer agent and registrar fees and expenses...................    2,500.00
Miscellaneous expenses...........................................    9,076.78
                                                                   ----------
         Total................................................... $485,000.00
                                                                   ==========

Item 26. Recent Sales of Unregistered Securities.

From July 2001 through November 21, 2002, the Bank granted options to acquire 31,049 shares of its common stock. The grant of options to acquire shares of the Bank and the sale of shares of common stock of the Bank were exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(2) of the Act. Options to acquire 20,101 shares of the Bank have been exercised in the last three years.

On November 21, 2002, Valley Commerce Bancorp became the holding company for Bank of Visalia. Outstanding shares of Bank of Visalia common stock were exchanged on a one-for one basis with shares of common stock of Valley Commerce Bancorp. Valley Commerce Bancorp issued 1,418,074 shares of common stock in that exchange. The exchange was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(12) of the Act.

In connection with the holding company reorganization, options to acquire 202,101 shares of common stock of the Bank were exchanged for economically equivalent options to acquire shares of common stock of Valley Commerce Bancorp. The exchange was exempt from registration under the Securities Act of 1933, as amended, under Section 3(a)(12) of the Act.

Under its Stock Option Plan, Valley Commerce Bancorp has granted options to acquire 49,927 shares of its common stock since November 21, 2002. Options to acquire 20,102 shares granted by Valley Commerce Bancorp were exercised in 2003. The grant of these options was exempt, and the sale of shares upon exercise of these options would be exempt, from registration under the Securities Act of 1933, as amended, pursuant to Rule 701 thereunder, except for option shares held by affiliates.

No underwriter or underwriter was engaged in connection with the above issuances and sales.

In 2003, Valley Commerce Bancorp formed Valley Commerce Trust I is a Delaware business trust with capital of $93,000 for the sole purpose of issuing trust preferred securities fully and unconditionally guaranteed by Valley Commerce Bancorp. In April 2003, Valley Commerce Trust I issued 3,000 Floating Rate Capital Trust-Pass-Through Securities, commonly known as trust preferred securities, with a liquidation value of $1,000 per security, for gross proceeds of $3,000,000. The trust preferred securities were sold and issued in private transaction pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act. The underwriter for the offering and sale of trust preferred securities was Bear, Stearns & Co. Total discounts and commissions on the offer and sale were $90,000 in commission and $15,800 in legal fees. The trust preferred securities were offered and sold to institutional investors.

Item 27.  Index to Exhibits.

      (a) Exhibits

Exhibit
Number     Description of Document
------     -----------------------

1.1        Form of Underwriting Agreement (1)

3.1        Articles of Incorporation of the registrant, as amended (1)

3.2        Bylaws of the registrant (1)

4.1        Specimen Stock Certificate (1)

5.1        Opinion of Bingham McCutchen LLP

10.1       Valley Commerce Bancorp Amended and Restated 1997 Stock
           Option Plan (1)

10.2       Lease of premises at 200 South Court Street, Visalia (1)

10.3       Executive Supplemental Compensation Agreement with Donald
           A. Gilles (1)

10.4       Executive Supplemental Compensation Agreement with Roy O.
           Estridge (1)

10.5       Executive Supplemental Compensation Agreement with Allan W.
           Stone (1)

10.6       Amended and Restated Declaration of Trust of Valley
           Commerce Trust I (1)

10.7 Indenture between Valley Commerce Bancorp and Wells Fargo Bank National Association as Trustee, Junior Subordinated Debt Securities Due April 7, 2033 (1)

10.8       Junior Subordinated Debt Security Due 2003 of Valley
           Commerce Bancorp (1)

10.9 Guaranty Agreement of Valley Commerce Bancorp in favor of Wells Fargo Bank National Association as Trustee (1)

Exhibit
Number     Description of Document
------     -----------------------

16.1 Letter from Moss Adams LLP regarding change in certifying accountant (1)

21         Subsidiaries of the Registrant (1)

23.1 Consent of Bingham McCutchen LLP (included in Exhibit 5.1 hereto)

23.2       Consent of Perry-Smith LLP (1)

23.3       Consent of Moss Adams LLP (1)

24.1 Power of Attorney (contained on the signature page to the registration statement no. 333-11883 as filed on September 9, 2004).

99.1       Form of Subscription Agreement Offer (1)

--------
(1)   Previously filed

Item 28.  Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that it will:

            (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the
            Securities Act;

                  (ii) Reflect in the prospectus any facts or events which,
            individually or together, represent a fundamental change in the information in the registration statement.

            Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Commission Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

            (2) For the purpose of determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered in the registration statement, and that offering of such securities at that time as the initial bona fide offering thereof.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (4) For the purpose of determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

            (5) Provide to the Underwriter at the closing specified in the underwriter agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                              SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment no. 3 to its registration statement to be signed on its behalf by the undersigned, in the City of Visalia, State of California, on December 23, 2004.

                                               VALLEY COMMERCE BANCORP


                                               By /s/ Donald A. Gilles
                                                  ----------------------------
                                               Name: Donald A. Gilles
                                               Title: Chief Executive Officer

            In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated

            Signature                      Title                       Date
            ---------                      -----                       ----

/s/ Donald A. Gilles           Director and Chief Executive    December 23, 2004
------------------------------ Officer (Principal Executive
        Donald A. Gilles       Officer)


/s/ Roy O. Estridge            Chief Financial Officer         December 23, 2004
------------------------------ (Principal Financial Officer
        Roy O. Estridge        and Principal Accounting Officer)

/s/ David B. Day*              Director                        December 23, 2004
------------------------------
        David B. Day

/s/ Walter A. Dwelle*          Chairman and Director           December 23, 2004
------------------------------
        Walter A. Dwelle

/s/ Thomas A. Gaebe*           Director                        December 23, 2004
------------------------------
        Thomas A. Gaebe

/s/ Philip R. Hammond, Jr.*    Director                        December 23, 2004
------------------------------
        Philip R. Hammond, Jr.

/s/ Russell F. Hurley*         Vice Chairman and Director      December 23, 2004
------------------------------
        Russell F. Hurley

/s/ Fred P. LoBue, Jr.*        Director                        December 23, 2004
------------------------------
        Fred P. LoBue, Jr.

/s/ Kenneth H. Macklin*        Director                        December 23, 2004
------------------------------
        Kenneth H. Macklin

/s/ Stanley J. Shamoon*        Director                        December 23, 2004
------------------------------
        Stanley J. Shamoon

*by /s/ Donald A. Gilles, Attorney in fact                     December 23, 2004
    --------------------------------------
    Donald A. Gilles, Attorney in fact


                                 EXHIBIT INDEX


Exhibit
Number     Description of Document
------     -----------------------

1.1        Form of Underwriting Agreement (1)

3.1        Articles of Incorporation of the registrant, as amended (1)

3.2        Bylaws of the registrant (1)

4.1        Specimen Stock Certificate (1)

5.1        Opinion of Bingham McCutchen LLP

10.1       Valley Commerce Bancorp Amended and Restated 1997 Stock
           Option Plan (1)

10.2       Lease of premises at 200 South Court Street, Visalia (1)

10.3       Executive Supplemental Compensation Agreement with Donald
           A. Gilles (1)

10.4       Executive Supplemental Compensation Agreement with Roy O.
           Estridge (1)

10.5       Executive Supplemental Compensation Agreement with Allan W.
           Stone (1)

10.6       Amended and Restated Declaration of Trust of Valley
           Commerce Trust I (1)

10.7 Indenture between Valley Commerce Bancorp and Wells Fargo Bank National Association as Trustee, Junior Subordinated Debt Securities Due April 7, 2033 (1)

10.8       Junior Subordinated Debt Security Due 2003 of Valley
           Commerce Bancorp (1)

10.9 Guaranty Agreement of Valley Commerce Bancorp in favor of Wells Fargo Bank National Association as Trustee (1)

16.1 Letter from Moss Adams LLP regarding change in certifying accountant (1)

21         Subsidiaries of the Registrant (1)

23.1 Consent of Bingham McCutchen LLP (included in Exhibit 5.1 hereto)

23.2       Consent of Perry-Smith LLP (1)

23.3       Consent of Moss Adams LLP (1)

24.1 Power of Attorney (contained on the signature page to the registration statement no. 333-118883 as filed September 9, 2004).

99.1       Form of Subscription Agreement Offer (1)

--------
(1)   Previously filed.